UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 9, 2013

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of registrant as specified in its charter)

CA	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6200 Stoneridge Mall Road, Suite 500 Pleasanton, California (Address of principal executive offices)	94588 (Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

Not Applicable

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sales of Equity Securities.

On December 9, 2013, Callidus Software Inc. (“Company”) entered into a privately negotiated agreement with a holder of the Company’s issued and outstanding 4.75% Convertible Senior Notes due 2016 (“Notes”), under which the Company agreed to issue an aggregate of 4,067,162 shares (“Shares”) of its common stock, par value $0.001 per share (“Common Stock”), in exchange for $31,368,000 in aggregate principal amount of Notes held by the exchanging holder.  The Shares issued in this transaction equals the number of shares of common stock presently issuable upon conversion of the Notes held by holder under the original terms of the Notes.  In connection with this transaction, the Company paid the holder of the Notes a negotiated market-based premium in cash and an additional 33,755 shares of Common Stock (“Stock Inducement”). The transactions provided in the agreement closed December 9, 2013, and the issuance of Common Stock consisting of the Shares and the Stock Inducement was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company evaluates its capital structure alternatives from time to time. The foregoing transaction reflects the Company’s opportunistic approach to reducing outstanding indebtedness and corresponding cash interest payments, and simplifying the Company’s capital structure, as favorable exchange terms are available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013	CALLIDUS SOFTWARE INC.

	By:	/s/ Bob L. Corey
Bob L. Corey
Senior Vice President, Chief Financial Officer